UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

January 25, 2022

FIRST MID BANCSHARES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-13368	37-1103704
(State of Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

1421 CHARLESTON AVENUE
MATTOON, IL	61938
(Address of Principal Executive Offices)	(Zip Code)

(217) 234-7454
(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	FMBH	Nasdaq Global Market

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At a meeting of the Board of Directors of First Mid Bancshares, Inc (the “Company) on January 25, 2022, the Board of Directors adopted a resolution increasing the size of the Board of Directors from nine (9) directors to ten (10) directors. At the same meeting, the Company’s Board of Directors appointed Ms. Gisele A. Marcus to fill the vacancy on the Board of Directors resulting from the increase in the size of the Board of Directors. Ms. Marcus joined the Board of Directors effective January 25, 2022.

Ms. Marcus was appointed to serve until the expiration of the current Class III term in 2022, or until her successor is duly elected and qualified, unless she shall earlier resign or be removed. The Board of Directors has determined that Ms. Marcus will serve on the Audit Committee, Compensation Committee and Nominating & Governance Committee of the Board of Directors. Ms. Marcus will be compensated for her service as a director under the Company’s standard compensation program for non-employee directors.

There are no related party transactions involving Ms. Marcus that are reportable under Item 404(a) of Regulation S-K.

A copy of the press release issued on January 28, 2022 is attached hereto and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated January 28, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST MID BANCSHARES, INC.

Dated: January 28, 2022
	By:	/s/ Joseph R. Dively
Joseph R. Dively
Chairman, President and Chief Executive Officer